UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2024

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37673	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241

(Address of principal executive offices) (zip code)

1 (888) 646-5205

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On March 15, Workhorse Group Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional investor (the “Investor”) under which the Company agreed to issue and sell pursuant to the Company’s Indenture, dated December 27, 2023 between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), and a Second Supplemental Indenture to be entered into between the Company and the Trustee (collectively, the “Indenture”), in one or more registered public offerings by the Company directly to the Investor (the “Offering”), (i) senior secured convertible notes for up to an aggregate principal amount of $139,000,000 (the “Notes”) that will be convertible into shares of the Company’s common stock, par value of $0.001 per share (the “Common Stock”) and (ii) warrants (the “Warrants”) to purchase shares of Common Stock in multiple tranches over a period beginning on March 15, 2024. On March 15, 2024 (the “Initial Closing Date”), the Company issued and sold to the Investor a (i) Note in the original principal amount of $9,000,000 (the “Initial Note”) and (ii) Warrant to purchase up to 31,992,890 shares of Common Stock (the “Initial Warrant”). In connection with the Initial Closing, the Company redeemed the remaining $2,500,000 in aggregate principal amount of its existing Green Senior Secured Convertible Note (the “Prior Note”). Following such redemption, the Prior Note has been fully redeemed and all rights and obligations thereunder were terminated, including the release of all collateral.

Upon our filing of one or more additional prospectus supplements, and our satisfaction of certain other conditions, the Securities Purchase Agreement contemplates additional closings of up to $130 million in aggregate principal amount of additional notes (“Additional Notes”) pursuant to the Securities Purchase Agreement. At any such additional closings, we will issue to the Investor additional warrants (“Additional Warrants”) to purchase a number of shares of our common stock equal to equal to 80% of the number of shares issuable upon conversion of the Additional Notes to be issued at such closing calculated at the Alternate Conversion Price (as defined in the Note) then in effect, assuming conversion occurs on the trading day immediately prior to the applicable closing date. The Additional Warrants will be issued at an exercise price equal to the lower of (i) $0.50 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events), or (ii) 140% of the closing bid price of our common stock on the trading day immediately prior to the applicable additional closing date.

Upon satisfaction of the applicable conditions, the Company may require the Investor to purchase the first $55 million principal amount of Additional Notes and the related Additional Warrants with each tranche following the issuance of the first tranche of Additional Notes and related Additional Warrants occurring at any time on or after the later of (x) 60 trading days after the issuance of the initial Notes or the preceding tranche (as applicable) and (y) the date no Notes remain outstanding. Thereafter, $25 million principal amount of Additional Notes and the related Additional Warrants may be issued by the Company and purchased by the Investor at the Company’s option, upon satisfaction of the applicable conditions. Thereafter, $50 million principal amount of Additional Notes and the related Additional Warrants may be issued by the Company and purchased by the Investor at the Investor’s option, subject to the applicable conditions.

The Securities Purchase Agreement contains customary representations, warranties and covenants, including limitations on the issuance and sale of certain equity and equity-linked securities of the Company, other than issuances and sales up to $15,000,000 under the Company’s existing at-the-market offering program (the “ATM Program”). It also grants the Investor the right to participate in certain future equity and equity-linked transactions of the Company from the issuance date through the later of 3 years from the Initial Closing Date or the satisfaction in full of the Notes and any Additional Notes, as well as certain anti-dilution rights applicable to the Notes and Warrants.

Under the Securities Purchase Agreement, the Company also agreed within 75 days following the Initial Closing to obtain stockholder approval of (i) this Offering under Nasdaq Listing Rule 5635(d) to permit issuance of greater than 19.99% of the Company’s outstanding shares of Common Stock as of date of the Securities Purchase Agreement at a price less than the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)) and (ii) a reverse stock split of the Common Stock (the “Stockholder Approval”). Prior to the receipt of the Stockholder Approval, no Note may be converted and no Warrant may be exercised that would cause the Company to issue shares that would cause the Company to breach the rules or regulations of Nasdaq (the “Exchange Cap”).

No Note may be converted and no Warrant may be exercised to the extent that such conversion or exercise would cause the then holder of such Note or Warrant to become the beneficial owner of more than 4.99%, or, at the option of such holder, 9.99% of the Company’s then outstanding Common Stock, after giving effect to such conversion or exercise (the “Beneficial Ownership Cap”).

Notes

Each Note will be issued with original issue discount of 12.5%, resulting in $7,875,000 of proceeds to the Company from the Initial Note before fees and expenses. The Notes are senior, secured obligations of the Company, ranking senior to all other unsecured indebtedness, subject to certain limitations and are unconditionally guaranteed by each of the Company’s subsidiaries, pursuant to the terms of a certain security agreement and subsidiary guarantee.

Each Note will bear interest at a rate of 9.0% per annum, payable in arrears on the first trading day of each calendar quarter, at the Company’s option, either in cash or in-kind by compounding and becoming additional principal. Upon the occurrence and during the continuance of an event of default, the interest rate on the Notes will increase to 18.0% per annum. Unless earlier converted or redeemed, the Notes will mature on the one-year anniversary of their respective issuance dates, subject to extension at the option of the holders in certain circumstances as provided in the Notes.

All amounts due under the Notes are convertible at any time, in whole or in part, and subject to the Beneficial Ownership Cap, at the option of the holders into shares of Common Stock at a conversion price equal to the lower of $0.26 (the “Reference Price”) or (b) the greater of (x) $0.05 (the “Floor Price”) and (y) 87.5% of the volume weighted average price of the Common Stock during the ten trading days ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice, as elected by the converting holder (the “Alternate Conversion Price”). The Reference Price and Floor Price are subject to customary adjustments upon any stock split, stock dividend, stock combination, recapitalization or similar event. The Reference Price is also subject to full-ratchet adjustment in connection with a subsequent offering at a per share price less than the Reference Price then in effect. Subject to the rules and regulations of Nasdaq, we have the right, at any time, with the written consent of the Investor, to lower the reference price to any amount and for any period of time deemed appropriate by our board of directors. Upon the satisfaction of certain conditions, we may prepay outstanding Notes upon 15 business days’ written notice by paying an amount equal to the greater of (i) the face value of the Notes at premium of 25% (or 75% premium, during the occurrence and continuance of an event of default, or in the event certain redemption conditions are not satisfied) and (ii) the equity value of the shares of common stock underlying the Notes. The equity value of our common stock underlying the Notes is calculated using the two greatest volume weighted average prices of our common stock during the period immediately preceding the date of such redemption and ending on the date we make the required payment.

The Notes contain customary affirmative and negative covenants, including certain limitations on debt, liens, restricted payments, asset transfers, changes in the business and transactions with affiliates. They also require the Company maintain minimum liquidity on the last day of each fiscal quarter in the amount of either (i) $1,500,000 if the sale leaseback transaction of Company’s manufacturing facility in Union City, Indiana (the “Sale Leaseback”) has not been consummated and (ii) $4,000,000 if the Sale Leaseback has been consummated, subject to certain conditions. The Notes also contain customary events of default.

Under certain circumstances, including a change of control, the holder may cause us to redeem all or a portion of the then-outstanding amount of principal and interest on the Notes in cash at the greater of (i) the face value of the Notes to be redeemed at a 25% premium (or at a 75% premium, if certain redemption conditions are not satisfied or during the occurrence and continuance of an event of default), (ii) the equity value of our Common Stock underlying such Notes and (iii) the equity value of the change of control consideration payable to the holder of our Common Stock underlying such Notes.

In addition, during an event of default, the holder may require us to redeem in cash all, or any portion, of the Notes at the greater of (i) the face value of our Common Stock underlying the Notes at a 75% premium and (ii) the equity value of our Common Stock underlying the Notes. In addition, during a bankruptcy event of default, we shall immediately redeem in cash all amounts due under the Notes at a 75% premium unless the holder of such Notes waives such right to receive payment. Further, upon the sale of certain assets, the holder may cause a redemption at a premium, including upon consummation of the Sale Leaseback Transaction if the Redemption Conditions are not satisfied. The Notes also provide for purchase and participation rights in the event of a dividend or other purchase right being granted to the holders of Common Stock.

Warrants

The exercise price per share of Common Stock under the Initial Warrant is $0.35. Following issuance, the Warrants are immediately exercisable for a period of 10 years following their issuance date.

The Investor has a purchase right that allows the Investor to participate in transactions in which the Company issues or sells certain securities or other property to holders of Common Stock, allowing the Investor to acquire, on the terms and conditions applicable to such purchase rights, the aggregate purchase rights which the Investor would have been able to acquire if the Investor held the number of shares of Common Stock acquirable upon exercise of the Warrant.

In the event of a Fundamental Transaction (as defined in the Warrant) that is not a change of control or corporate event as described in the Warrant, the surviving entity would be required to assume the Company’s obligations under the Warrant. In addition, if the Company engages in certain transactions that result in the holders of the Common Stock receiving consideration, a holder of the Warrant will have the option to either (i) exercise the Warrant prior to the consummation of such transaction and receive the consideration to be issued or distributed in connection with such transaction or (ii) cause the Company to repurchase the Warrant for its then Black Scholes Value (as defined in the Warrant).

The issuance of the initial Notes, initial Warrants and the shares of Common Stock issuable upon conversion or exercise, as the case may, have been registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-273357) (the “Registration Statement”), and the related base prospectus included in the Registration Statement, as supplemented by a prospectus supplement filed on March 15, 2024.

The description of the terms and conditions of the Securities Purchase Agreement, the Note, the Warrant, Supplemental Indenture, the security agreement and the guarantee does not purport to be complete and is qualified in its entirety by the full text of Securities Purchase Agreement, the Note, the Warrant, Supplemental Indenture, the security agreement and the guarantee which are filed as exhibits to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in its entirety.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Company’s reports filed with the Securities and Exchange Commission.

Item 9.01. Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement.
10.2	Form of Note.
10.3	Form of Warrant.
10.4	Form of Second Supplemental Indenture.
10.5	Form of Security Agreement.
10.6	Form of Guarantee.
104	Cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: March 15, 2023	By:	/s/ James D. Harrington
	Name:	James D. Harrington
	Title:	General Counsel, Chief Compliance Officer and Secretary

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